Registration No. 333-

As filed with the Securities and Exchange Commission on April 15, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SNDL INC.

(Exact name of registrant as specified in its charter)

Province of Alberta (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

#300, 919 – 11 Avenue SW

Calgary, AB, Canada T2R 1P3

(403) 948-5227

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SUNDIAL GROWERS INC. RESTRICTED AND PERFORMANCE SHARE UNIT PLAN JULY 29, 2019

(Full title of the plan)

Corporation Service Company

19 West 44th Street, Suite 200 New York, NY 10036

(Name and address of agent for service)

(800) 927-9800

(Telephone number, including area code, of agent for service)

With a copy to: Doreen E. Lilienfeld, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SNDL Inc. (the “Registrant”) is filing this registration statement on Form S-8 pursuant to and in accordance with General Instruction E of Form S-8 to register 8,000,000 additional common shares, no par value per share (“Common Shares”), for issuance under the Sundial Growers Inc. Restricted and Performance Share Unit Plan July 29, 2019 (the “Plan”). The Registrant first registered the offer and sale of 8,939,255 Common Shares (without giving effect to the Registrant’s 10-for-1 share consolidation that became effective on July 25, 2022 (the “Share Consolidation”) on a pre-Share Consolidation basis, or 893,926 shares of Common Shares on a post-Share Consolidation basis) in connection with the Plan on its registration statement on Form S-8 (File No. 333-233156) filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2019, subsequently amended by post-effective amendment on Form S-8 on September 19, 2022 (the “First Registration Statement”). On January 19, 2022, the Registrant registered 21,118,760 additional Common Shares (on a pre-Share Consolidation basis, 2,111,876 Common Shares on a post-Share Consolidation basis) in connection with the Plan on its registration statement on Form S-8 (File No. 333-262233) filed with the Commission, which was subsequently amended by post-effective amendment on Form S-8 on September 19, 2022 (the “Second Registration Statement”). On September 19, 2022, the Registrant registered 180,000 additional Common Shares in connection with the Plan on its registration statement on Form S-8 (File No. 333-267510) filed with the Commission on September 19, 2022 (the “Third Registration Statement”). On January 17, 2023, the Registrant registered 10,000,000 additional Common Shares in connection with the Plan on its registration statement on Form S-8 (File No. 333-269242) filed with the Commission on January 17, 2023 (together with the First Registration Statement, the Second Registration Statement and the Third Registration Statement, the “Prior Registration Statements”).

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements filed on August 8, 2019, January 19, 2022 (each as amended on September 19, 2022, and filed on September 19, 2022) and January 17, 2023 are hereby incorporated by reference. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference:

(a)	The Registrant’s Annual Report on Form 40-F for the year ended December 31, 2023, as filed with the Commission on March 21, 2024 (Commission File No. 001-39005).

(b)	The Reports on Form 6-K furnished by the Registrant to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on the following dates: April 2, 2024, March 21, 2024 and March 1, 2024.

(c)	The description of securities registered under Section 12 of the Exchange Act included as Exhibit 2.2 of the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the Commission on April 24, 2023 (Commission File No. 001-39005).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating by reference any information in these documents or filings that is deemed “furnished” to and not filed with the Commission (except for documents or information deemed to have been specifically incorporated by reference as discussed in (3) above).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	The Registrant’s Articles of Incorporation, as currently in effect (incorporated by reference to exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 9, 2019 (File No. 333-233156))
4.2	The Registrant’s bylaws, as currently in effect (incorporated by reference to exhibit 3.2 to the Registrant’s registration statement on Form F-1/A, filed with the Commission on July 23, 2019 (File No. 333-232573))
4.3	Sundial Growers Inc. Restricted and Performance Share Unit Plan July 29, 2019 (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8, filed with the Commission on August 8, 2019 (File No. 333-233156))
5.1*	Opinion of McCarthy Tétrault LLP, with respect to the legality of the securities being registered
23.1*	Consent of McCarthy Tétrault LLP (included in the opinion filed as Exhibit 5.1)
23.2*	Consent of Marcum LLP, independent registered public accounting firm
24.1*	Power of Attorney (contained on the signature page hereto)
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Canaan, State of Connecticut, on this 15th day of April, 2024.

SNDL INC.

By:	/s/ Zachary George
Name: Zachary George
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zachary George, Alberto Paredero Quiros and Matthew Husson as his or her true and lawful attorney-in-fact and agent, upon the action of any such appointee, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SNDL Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 (“Registration Statement”) under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration Statement and any amendments to such Registration Statement (including post-effective amendments), to file the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 15th day of April, 2024 by the following persons in the following capacities:

Signature	Title

/s/ Zachary George	Chief Executive Officer and Director (Principal Executive Officer)
Zachary George

/s/ Alberto Paredero Quiros	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alberto Paredero Quiros

Non-Executive Chairman and Director
Greg Mills

/s/ Gregory Turnbull	Director
Gregory Turnbull

/s/ Lori Ell	Director
Lori Ell

/s/ Bryan Pinney	Director
Bryan Pinney

Director
Frank Krasovec

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on April 15, 2024.

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director, Puglisi & Associates